REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is by and between TRINITY MEDICAL GROUP USA, INC., a Delaware Corporation (the "Company"), and ___________________________ (the "Holder") dated as of this _____ day of ______,
1999.

                              W I T N E S S E T H:

         WHEREAS, the Company has issued Holder a Note for $5,000 with 10% interest per annum convertible at the election of the holder between October 15, 1999 and December 31, 1999 or by election of the Company after December 31, 1999 to 5,000 shares of company common stock, par value $.001 per share purchased pursuant to the Private Placement Memorandum, dated July 21, 1999 (the "Common Stock"); and

         WHEREAS,   the  Company   desires  to  grant  to  the  Holder   certain
registration rights in respect of the issuance or resale of the shares of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE ONE
                          Registration Rights Agreement

         SECTION 1.1 Registration Rights Available. The Company agrees to provide Holder with respect to the shares of Common Stock converted by Holder, pursuant to the Private Placement Memorandum, dated September 15, 1999, and any other securities issued or issuable at any time or from time to time in respect of the shares of Common Stock upon a stock split, stock dividend, recapitalization or other similar event involving the Company (collectively, the "Securities"): one demand secondary offering by means registration pursuant to the Securities Act of 1933, as amended ("Securities Act"), subject to the provisions of this Agreement (the demand registration right is referred to herein as the "Registration Right").

         SECTION 1.2 Demand Registration. With respect to Holder's right to one demand registration pursuant to Section 1.1 (a), the parties agree as follows:

         (a) Holder shall provide written notice to the Company indicating his intention to exercise the demand registration right on or after December 31, 1999, and on or before September 15, 2000. The Company shall promptly, and in any event within 90 days of receiving notice from the Holders, use its best efforts to file with the Securities and Exchange Commission (the "Commission") and cause to become effective, a registration statement on appropriate form relating to the offer and sale of the Common Stock by Holder. The Company shall use its best efforts to file a registration statement for the demand secondary offering requested under Section 1.1. The Company agrees to provide Holder with notice of the filing of such registration and of the filing of any amendments or supplements thereto.

         (b) The Company agrees to maintain such registration statement in effect for the maximum period allowable under the regulations promulgated by the Commission then in effect.

         (c) In any offering pursuant to this Section that becomes effective in which the Holder participates, the Company shall use its best efforts to keep available to the Holder a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act and shall file all amendments and supplements under the Securities Act required for that purpose. In any offering pursuant to this Section the Company will, as soon as practicable, use its best efforts to effect such registration and use its best efforts to effect such qualification and compliance as may be so requested and as would permit or facilitate the distribution of such Securities, including, without limitation, registration under the Securities Act, appropriate qualifications under applicable blue-sky or other state securities laws, appropriate compliance with any other governmental requirements and listing on a national securities exchange on which the Common Stock is then listed or inter-dealer quotation system.

         SECTION 1.3 Registration Procedure. With respect to the Registration Right, the following provisions shall apply:

         (a) Holder shall be obligated to furnish to the Company and the underwriters (if any) such information regarding the Securities and the proposed manner of distribution of the Securities as the Company and the underwriters (if any) may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with the Company and the underwriters (if any) in connection with such registration, qualification or compliance.

         (b) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities (used herein as defined in Rule 144 under the Securities
Act) to the public without registration, the Company agrees to use its best lawful efforts to:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

                  (iii) So long as Holder owns any Restricted Securities, to furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Holder may reasonably request in availing themselves of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

         (c) The Company agrees that it will furnish to Holder such number of prospectuses, offering circulars or other documents incident to any registration, qualification or compliance referred to herein as provided or, if not otherwise provided, as the Holder from time to time may reasonably request.

         (d) Except for the legal fees of Holder and any sales commissions that may be paid by Holder, all expenses of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of the Securities to the public in connection with such registration, of supplying prospectuses, offering circulars or other documents) will be paid by the Company.

         (e) The Registration Right of this Agreement, subject to the terms and conditions hereof, shall be available to any subsequent holder of the Securities owned by Holder. Each subsequent holder entitled to the Registration Right under this Agreement shall be bound by the terms and subject to the obligations of this Agreement as though it were an original signatory hereto.

                                   ARTICLE TWO
                                 Indemnification

         SECTION 2.1 Indemnification by the Company. In the event of any registration of the Securities of the Company under the Securities Act, the Company agrees to indemnity and hold harmless Holder and each other person who participates as an underwriter in the offering or sale of such securities against any and all claims, demands, losses, costs, expenses, obligations, liabilities, joint or several, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "Claims"), to which Holder or underwriter may become subject under the Securities Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Holder's Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Holder and each such underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Claim (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Claim (or action or proceeding in respect thereof) or expense arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder or any such underwriter and shall survive the transfer of the Securities by Holder.

         SECTION 2.2 Indemnification by Holder. The Company may require, as a condition to including the Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from Holder, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.1) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company, within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company through an instrument duly executed by Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Notwithstanding the foregoing, the maximum liability hereunder which any holder shall be required to suffer shall be limited to the net proceeds to such Holder from the Securities sold by such Holder in the offering. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Securities by Holder.

         SECTION 2.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Claim referred to in this Article Two, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article Two, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnifying party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Claim.

         SECTION 2.4 Indemnification Payments. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                  ARTICLE THREE
                                  Miscellaneous

         SECTION 3.1 Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder of 51% or more of the shares of Common Stock and shall be effective only to the extent specifically set forth in such writing.

         SECTION 3.2 Term of the Agreement. This Agreement shall terminate with respect to Holder on the earlier to occur of (i) the Securities having been registered as provided in Article One or (ii) September 15, 2000.

         SECTION 3.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto are transferable and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, but only if so expressed in writing.

         SECTION 3.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 3.5 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to Holder on any breach or default of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default.

         SECTION 3.6 Remedies Cumulative. All remedies under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alternative.

         SECTION 3.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless clearly denoted otherwise, any reference to Articles or Sections contained herein shall be to the Articles or Sections of this Agreement.

         SECTION 3.8 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery or within three business days after deposit in the mail, postage prepaid:

         If to the Company, to:
                                            James Namnath
                                            Trinity Medical Group USA, Inc.
                                            55 Shaver Street Suite 320
                                            San Rafael, CA 94901
                  If to Holder, to:

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         SECTION 3.9  Governing  Law. The  validity,  meaning and effect of this
Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed in that state.

         SECTION 3.10 Final Agreement. This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

         SECTION 3.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         The parties hereto have executed this Agreement as of the date first set forth above.

                                    COMPANY:
                                    TRINITY MEDICAL GROUP USA, INC.


                                    By /s/ James S. Namnath
                                      ----------------------------------------
                                      James S. Namnath, Ph.D.

                                    HOLDER:

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